UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2014 (June 27, 2014)

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LIHUA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001- 34445	14-1961536
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

c/o Lihua Holdings Limited
Houxiang Five-Star Industry District
Danyang City, Jiangsu Province PRC 212312
(Address of Principal Executive Office) (Zip Code)

(86) 511 86317399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2014, the Board of Directors of Lihua International, Inc. (the “Company”), received a letter of resignation from Mr. Robert Bruce in which Mr. Bruce resigned as a member of the Company’s Board of Directors. In his letter of resignation, Mr. Bruce stated that his resignation was due to a disagreement with the Company that Mr. Bruce had regarding the failure of the Company to fund an independent investigation of (a) the allegations of possible illegal activity made against the Company’s former Chairman and Chief Executive Officer, Mr. Jian Hua Zhu, (b) the circumstances surrounding the transfer of the 44% ownership stake controlled by Mr. Zhu to Power Apex Holdings Limited, and (c) the operational and financial status of the Company’s two China-based operating subsidiaries.

A copy of Mr. Bruce’s letter of resignation is attached as Exhibit 17.1.  The Company provided Mr. Bruce with a copy of the disclosure set forth in Item 5.02 of this Form 8-K.

Item 8.01.  Other Events.

On April 30, 2014, the Company announced that it was aware of published allegations that Mr. Zhu Jianhua, the Company’s former CEO and Chairman of the Company’s Board, may have diverted or attempted to divert Company assets and as a result may have been the subject of action by local law enforcement in the People's Republic of China (PRC).

On May 6, 2014, the Company received a letter from Mr. Zhu Jianhua resigning as the Company’s Chief Executive Officer, President and Chairman of the Board, and from Ms. Yaying Wang resigning as Chief Operating Officer and as a member of the Board.

On May 11, 2014, Magnify Wealth Enterprises Limited, a BVI company (“Magnify Wealth”) and Power Apex Holdings Limited, a BVI company (“Power Apex”) entered into a stock purchase agreement, whereby Magnify Wealth sold 13,195,000 shares of common stock of the Company in a private transaction to Power Apex. The shares represent approximately 44% of the total share ownership of the Company. Power Apex is a wholly owned subsidiary of Jiangsu Jinhong Import and Export Co. (“Jinhong”).  Jinhong is one of the subsidiaries of Wuxi Jinde Asset Management Co., which is a subsidiary of Wuxi Industrial Development Group Co., Ltd., a state-owned enterprise of the People’s Republic of China, which was established by the Wuxi City government in 2008.

On June 10, 2014, the Board of Directors of the Company by unanimous written consent, appointed Mr. Tian Bao Wang to serve as Chief Executive Officer, President and Chairman of the Board, and Mr. Ming Zhang to serve as a director on the Board.  Mr. Tian Bao Wang (who is unrelated to the Company's former Chief Operating Officer, Yaying Wang) is a director of Jinhong and Mr. Ming Zhang is the chairman of Jinhong.  Since that time Mr. Wang has been working to familiarize himself with United States law applicable to the Company's circumstance, and is working with the Company's Board of Directors and Chief Financial Officer to construct a plan of action to deal with the difficult circumstances before the Company. During the period from June 23, 2014 through June 27, 2014, Jinhong loaned the Company $309,200, which borrowings were approved by the Audit Committee.  The terms of the loans have not yet been finalized.

Mr. Wang, the balance of the Board and the Company’s Chief Financial Officer are working to collect financial information for each of the Company’s operating subsidiaries.  Management and the Board of Directors are in the process of seeking to obtain the banking records for the subsidiaries.  Additionally, Mr. Wang engaged an accounting consultant to assist him in obtaining financial information about the Company's subsidiaries prior to Messrs. Wang and Zhang joining the Board of Directors and Mr. Wang becoming Chief Executive Officer.  That work was limited in scope as it was intended to provide Messrs. Wang and Zhang with a sense of the subsidiaries' solvency prior to Messrs. Wang and Zhang joining the Company.  Nonetheless, the conclusion of that work is that the subsidiaries were insolvent as of April 30, 2014. Mr. Wang has shared that work with the Company's Board of Directors and Chief Financial Officer.  The Board of Directors and the Chief Financial Officer are not yet in a position to verify the conclusion of the accounting consultant, but their efforts are ongoing.

Following the allegations regarding Mr. Zhu, members of the Board and management traveled to the site in the PRC where the Company’s subsidiaries operated, which they had previously visited regularly in the course of their duties.  Based upon their recent on-site observations, the Company believes the factories operated by the Company’s subsidiaries in the PRC, although visibly undamaged and containing inventory, have been closed by court order.  In addition, managment has been informed (but has not received documentary evidence of such) that Mr. Zhu Jianhua has transferred his assets to the PRC government, which assets are believed to include assets belonging to the Company or to which the Company may have a claim, and that preliminary indications from the PRC government are that the government intends to transfer such assets back to the Company to permit the Company to partially satisfy its obligations to its creditors, although such obligations are believed to exceed the assets of the Company.  At this time, the Company can provide no assurance that it will receive the benefit of the assets that Mr. Zhu Jianhua transferred to the PRC government, that its factories will restart operations in the future, or whether a liquidation will be commenced, or whether the Company and/or its subsidiaries will seek protection from creditors.

In order to recommence operations, the Company likely would need to raise external capital for which it has no commitments and which will be difficult to obtain based on the financial condition of the Company.  As the Company’s investigation proceeds, it intends to provide additional information to its shareholders.  Furthermore, the Company’s management, Board of Directors and Audit Committee are in the process of attempting to determine whether the Company’s prior financial statements may be relied upon.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

17.1	Letter of Resignation dated June 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Lihua International, Inc.

By:	/s/ Daphne Huang
Daphne Huang Chief Financial Officer

Date:           July 3, 2014

Exhibit Index

Exhibit Number	Description

17.1	Letter of Resignation dated June 27, 2014.